As filed with the Securities and Exchange Commission on July 31, 2002

                                           Registration No. 333-
                                                                 ---------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                             INSIGNIA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         MINNESOTA                                               41-1656308
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                               5025 CHESHIRE LANE
                               PLYMOUTH, MN 55446
              (Address of Principal Executive Offices and zip code)
                          ----------------------------

                             INSIGNIA SYSTEMS, INC.
                                 1990 STOCK PLAN
                            (Full title of the Plan)
                          ----------------------------
            Scott F. Drill                                   Copy to:
 Chief Executive Officer and President                   Richard D. McNeil
        Insignia Systems, Inc.                          Rebecca B. Sandberg
          5025 Cheshire Lane                        Lindquist & Vennum P.L.L.P.
          Plymouth, MN 55446                              4200 IDS Center
            (612) 392-6200                            80 South Eighth Street
(Name, address, including zip code and                 Minneapolis, MN 55402
telephone number of agent for service)                    (612) 371-3211

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                     Proposed               Proposed
       Title of                       Maximum                Maximum
      Securities                      Amount                Offering               Aggregate               Amount of
         to be                         to be                  Price                Offering              Registration
      Registered                    Registered            Per Share(1)             Price(1)                   Fee

----------------------------------------------------------------------------------------------------------------------
    Common Stock,                250,000 shares(2)          $8.065(1)             $2,016,250                $185.50
    $.01 par value

----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average high and low price of the Company's Common Stock on the Nasdaq National Market System on July 30, 2002.

(2) 520,000 shares were registered on Form S-8 (No. 33-47003) on April 6, 1992, 100,000 shares were registered on Form S-8 (No. 33-92376) on May 16, 1995, 300,000 shares were registered on Form S-8 (No. 333-43781) on January 6, 1998, 600,000 shares were registered on Form S-8 (No. 333-59709) on July 23, 1998, 250,000 shares were registered on Form S-8 (No. 333-80261) on June 9, 1999, 200,000 shares were registered on Form S-8 (No. 333-41242) on July 12, 2000, and 500,000 shares were registered on Form S-8 (No. 333-65172) on July 16, 2001.

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-47003) was filed with the Securities and Exchange Commission on April 6, 1992 covering the registration of 520,000 shares initially authorized for issuance under the Company's 1990 Stock Plan (the "Plan"). Registration Statements on Form S-8 (File Nos. 33-92376, 333-43781, 333-59706, 333-80261, 333-41242, and 333-65172)
were filed with the Securities and Exchange Commission on May 16, 1995, January 6, 1998, July 23, 1998, June 9, 1999, July 12, 2000, and July 16, 2001 covering the registration of an additional 100,000, 300,000, 600,000, 250,000, 200,000 and 500,000 shares, respectively, authorized for issuance under the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 250,000 shares authorized under the Plan. An amendment to the Plan to increase the number of shares under the Plan by 250,000 shares was authorized by the Company's Board of Directors and was approved by the shareholders on May 22, 2002. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II
Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 2001.

         (b) The Definitive Proxy Statement dated April 2, 2001 for the Annual Meeting of Shareholders held on May 22, 2002.

         (c) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

         (d) The description of the Company's capital stock as set forth in the Company's Form S-18 Registration Statement dated June 17, 1991 (File No. 33-40765-C), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         The Company's Bylaws provide that the Company shall indemnify its officers, directors, committee members and employees in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)      Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

      Exhibit

          4.1     Insignia Systems, Inc. 1990 Stock Plan, as amended

          5.1     Opinion of Lindquist & Vennum P.L.L.P.

         23.1     Consent of Lindquist & Vennum (included in Exhibit 5.1)

         23.2     Consent of Ernst & Young, LLP independent public accountants

         24.1     Power of Attorney

Item 9.  Undertakings.
---------------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 31, 2002.

                                          INSIGNIA SYSTEMS, INC.

                                          By /s/ Scott F. Drill
                                             -----------------------------------
                                             Scott F. Drill, President and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of Insignia Systems, Inc. hereby constitute and appoint Scott F. Drill and John R. Whisnant, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 31st day of July, 2002.

Signature                                            Title
---------                                            -----

/s/ G.L. Hoffman                   Director and Secretary
----------------------------
G.L. Hoffman

/s/ Scott F. Drill                 President and Chief Executive
----------------------------       Officer (principal executive officer)
Scott F. Drill

/s/ John R. Whisnant               Vice President of Finance and Chief Financial
----------------------------       Officer (principal financial officer)
John R. Whisnant

/s/ Gary L. Vars                   Chairman, Executive Vice President and
----------------------------       General Manager POPS Division
Gary L. Vars

/s/ Erwin A. Kelen                          Director
----------------------------
Erwin A. Kelen

/s/ W. Robert Ramsdell                      Director
----------------------------
W. Robert Ramsdell

 /s/ Gordon F. Stofer                       Director
----------------------------
Gordon F. Stofer

 /s/ Frank D. Trestman                      Director
----------------------------
Frank D. Trestman